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                                                                  Exhibit 10(s)

                           RESTRICTED STOCK AGREEMENT
                                    UNDER THE
                           1996 ACNIELSEN CORPORATION
                  NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN


This restricted stock agreement (the "Award Agreement") confirms the restricted stock award (the "Award") made as of _________________, by the Compensation Committee (the "Committee") of the Board of Directors of ACNielsen Corporation (the "Company") to

                           _____________________________ (the "Participant")

of _____ shares of the Company's common stock, par value $0.01 per share (the "Restricted Stock"). The Restricted Stock is awarded in accordance with and are subject to all the terms and conditions of the 1996 ACNielsen Corporation Non-Employee Directors' Stock Incentive Plan (the "Plan"), which Plan is incorporated herein by reference.

Except as otherwise provided in this Award Agreement and the Plan, the Participant shall have all the rights of a shareholder of the Company with respect to the Restricted Stock, including the right to vote the shares and receive dividends and distributions. However, until the Restricted Stock is released to the Participant as set forth below, the Participant may not sell, transfer, pledge, assign or otherwise dispose of the Restricted Stock.

At the Company's election, certificates may be issued in respect of Restricted Stock, which certificates shall be registered in the name of the Participant and shall bear the following legend, or any other similar legend as may be required by the Company:

         "The transferability of this certificate and the shares of stock represented hereby is subject to the terms and conditions (including forfeiture) of the 1996 ACNielsen Corporation Non-Employee Directors' Stock Incentive Plan and an agreement entered into between the registered owner and ACNielsen Corporation. Copies of such plan and the agreement are on file in the office of the Secretary of ACNielsen Corporation."

Any stock certificates evidencing the Restricted Stock shall be held in custody by a bank or other institution, or by the Company itself, until such shares are forfeited in accordance with the Plan, or until the restrictions thereon shall have lapsed as set forth below. The Participant hereby agrees as a condition to the award of the Restricted Stock to deliver to the Company, together with this Award Agreement, a stock power endorsed in blank relating to the Restricted Stock covered by this Award, so that, in the event of a forfeiture of the Award, the Restricted Stock will be transferred to the Company.

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In lieu of issuing certificates, the Company may instruct its transfer agent to establish a book entry account on the transfer agent's records, which account shall reflect the Participant's ownership of Restricted Stock.

Subject to earlier forfeiture (or release) of the Restricted Stock as provided in the Plan, all shares of Restricted Stock will be released to the Participant free of all restrictions and delivered to the Participant on __________________.


IN WITNESS WHEREOF, ACNielsen Corporation has caused this Award Agreement to be executed in duplicate by its officer thereunto duly authorized.

                                              ACNIELSEN CORPORATION



                                              By:
                                                  --------------------------
                                                     Michael P. Connors
                                                     Vice Chairman


The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Award Agreement and acknowledges receipt of (i) a copy of the prospectus related to the Plan and (ii) a copy of the Information Statement of the Company dated October 17, 1996.


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Date                                         Participant